EXHIBIT 32.1

                           SECTION 1350 CERTIFICATION

         In connection with the quarterly report of Benefit Solutions Outsourcing, Corp. (the "Company") on Form 10-Q for the period ended August 31, 2010 as filed with the Securities and Exchange Commission (the "Report"), I, Jamie Mills, President of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


October 28, 2010                        /s/ Jamie Mills
                                        ---------------
                                        Jamie Mills
                                        President, Secretary, Treasurer,
                                        Principal Executive Officer,
                                        Principal Financial and Accounting
                                        Officer and Sole Director


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.